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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 4, 2003

                           ENZON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                         0-12957               22-2372868
 -------------------------------         ------------           ---------------
 (State or other jurisdiction of         (Commission            (IRS Employer
         incorporation)                  File Number)           Identification)


                685 Route 202/206, Bridgewater, New Jersey 08807
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       (Registrant's telephone number, including area code:     (908) 541-8600
                                                                --------------





     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events

         On June 4, 2003, NPS Pharmaceuticals, Inc. and Enzon Pharmaceuticals, Inc. announced the mutual termination of their merger agreement that was entered into on February 19, 2003. The agreement to terminate followed a determination by NPS that it wanted to renegotiate the original stock conversion ratio, while Enzon did not believe there was any basis for renegotiation. The mutual termination agreement settles all matters between the two companies. NPS will pay a termination fee to Enzon in the form of 1.5 million shares of NPS common stock, which, subject to certain limitations, will be registered for resale by Enzon.

         NPS is a development stage biopharmaceutical company with a pipeline of potential products addressing a variety of important, unmet medical needs. NPS's current product candidates are primarily for the treatment of bone and mineral disorders, gastrointestinal disorders and central nervous system disorders.

         Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development, and commercialization of therapeutics to treat life-threatening diseases. The company has developed or acquired a number of marketed products, including ABELCET, which is marketed in North America by Enzon, and PEG-INTRON, marketed by Schering-Plough. Enzon's product-focused strategy includes an extensive drug development program that leverages the Company's PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional products, projects, and technologies. Enzon has several drug candidates in various stages of development, independently and with partners.

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      Cautionary Statement For The Purpose Of The "Safe Harbor" Provisions
             Of The Private Securities Litigation Reform Act Of 1995

         This filing contains forward-looking statements within the meaning of
Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities and Exchange Act of 1934, including statements regarding future financial and operating results and financings. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which NPS or Enzon expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the successful outcome of NPS' clinical trials for its two most advanced product candidates, PREOS and Cinacalcet HCI; NPS' ability to maintain its existing or establish new collaborative relationships; NPS' ability to obtain additional funding on acceptable terms, if at all; Enzon's dependence on Schering-Plough to successfully market PEG-INTRON; and other economic, business, competitive and/or regulatory factors affecting NPS' and Enzon's businesses generally as set forth in NPS' and Enzon's filings with the SEC, including their Annual Reports on Form 10-K for their respective most recent fiscal years, especially in the Management's Discussion and Analysis section, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K. NPS and Enzon are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 4, 2003

                                     By:   /s/ Kenneth J. Zuerblis
                                         ------------------------------------
                                         Kenneth J. Zuerblis
                                         Vice President, Finance and
                                         Chief Financial Officer